EXHIBIT 99.6

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the common stock, par value $0.01 per share, of LightPath Technologies, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: February 25, 2025

NORTH RUN STRATEGIC OPPORTUNITIES FUND I, LP

By:	North Run Strategic Opportunities Fund I GP, LLC, its General Partner

By:	/s/ Todd B. Hammer
Name: Todd B. Hammer
Title: Member

NORTH RUN – DUE NORTH PARTNERS, LP

By:	North Run GP, LP, its General Partner
By:	North Run Advisors, LLC, its General Partner

By:	/s/ Todd B. Hammer
Name: Todd B. Hammer
Title: Member

NORTH RUN ADVISORS LLC

By:	/s/ Todd B. Hammer
Name: Todd B. Hammer
Title: Member

NORTH RUN GP, LP

By:	North Run Advisors, LLC, its General Partner

By:	/s/ Todd B. Hammer
Name: Todd B. Hammer
Title: Member

NORTH RUN STRATEGIC OPPORTUNITIES FUND I GP, LLC

By:	/s/ Todd B. Hammer
Name: Todd B. Hammer
Title: Member

/s/ Todd B. Hammer
Todd B. Hammer

/s/ Thomas B. Ellis
Thomas B. Ellis

/s/ Michael Bosco
Michael Bosco